SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2007

CORAUTUS GENETICS INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	0-27264	33-0687976
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

70 Mansell Court

Suite 100

Roswell, GA 30076

(Address of principal executive offices, including zip code)

(404) 526-6200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On February 9, 2007, Corautus Genetics Inc. (“Corautus”) terminated the license agreement, dated August 10, 2005, between Corautus and Caritas St. Elizabeth’s Medical Center of Boston, Inc. (“CSEMC”)(the “License Agreement”). Corautus determined that the License Agreement was no longer necessary to carry out Corautus’s business strategy.

The License Agreement granted Corautus the exclusive worldwide right and license to utilize certain intellectual property rights owned by CSEMC relating to the treatment of peripheral neuropathy. As consideration for the license granted by CSEMC under the License Agreement, Corautus had an obligation to make certain milestone payments and royalty payments on a quarterly basis. As a part of the termination of the License Agreement, Corautus and CSEMC agreed that neither party shall have any continuing obligations or liabilities under the License Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORAUTUS GENETICS INC. (Registrant)

Date: February 16, 2007	By:	/s/ Jack W. Callicutt
Jack W. Callicutt Chief Financial Officer